SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☑
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material under Rule 14a-12
INSITE VISION INCORPORATED
(Name of the Registrant as Specified In Its Charter)
PINTO TECHNOLOGY VENTURES, L.P.
PINTO TECHNOLOGY VENTURES GP, L.P.
PINTO TV GP COMPANY LLC
EVAN S. MELROSE, M.D.
MATTHEW S. CRAWFORD
RICK D. ANDERSON
TIMOTHY P. LYNCH
TIMOTHY McINERNEY
ROBERT O’HOLLA
ANTHONY J. YOST
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACTS
Kelley L. Eddington
Fund Administrator
PTV Sciences
(512) 542-0010
kelley@ptvsciences.com
Joseph Doherty
MacKenzie Partners, Inc.
(212) 929-5500
insiteproxy@mackenziepartners.com
PTV Sciences Urges All Stockholders to Vote the GOLD Card at InSite
Vision’s Annual Meeting Scheduled for Monday, September 22, 2008
Settlement Discussions Between PTV Sciences and InSite Vision End
Austin and Houston, TX – September 19, 2008 – PTV Sciences, a healthcare venture capital and growth equity firm, announced today that recent settlement efforts have ended between PTV Sciences and InSite Vision Incorporated (AMEX: ISV). Accordingly, PTV Sciences recommends that all stockholders vote the GOLD proxy card “FOR” all six of PTV Sciences’ nominees: Rick Anderson, Tim Lynch, Tim McInerney, Evan Melrose, M.D., Robert O’Holla and Anthony Yost. The Company’s annual meeting is scheduled for Monday, September 22, 2008 at 10 a.m., PDT.
PTV Sciences negotiated in good faith for the last ten days in an effort to resolve the ongoing proxy contest. Despite PTV Sciences’ willingness to accept minority representation on the Board of Directors, it became increasingly clear that the incumbent Board is not fully committed to much-needed management changes, as demonstrated by their inability to agree to a reasonable transition plan for the company’s chief executive officer, Dr. Kumar Chandrasekaran. In particular, it was troubling that they insisted on providing him with severance benefits beyond what was provided by the “golden parachute” the Board gave him last year, while demanding that they also be allowed to provide him a multi-year continuing role in key operations of the Company after a new CEO had been hired. PTV Sciences no longer believes that obtaining a minority position on this recalcitrant Board would be a workable solution in the best interests of all stockholders.
If PTV Sciences’ nominees are elected by stockholders, we intend to work with current management, including Dr. Chandrasekaran, to implement a thoughtful transition plan that will benefit all stockholders. We thank stockholders for their continued support of our desire to effect meaningful, positive changes at InSite Vision and we encourage all stockholders to participate by voting their shares at the annual meeting on Monday, September 22, 2008.

All stockholders are encouraged to sign, date and return the GOLD proxy card, if they have not already done so. Stockholders may also vote by phone or on the Internet by following the instructions on the GOLD proxy card. Do not return any WHITE proxy card that you receive from management. If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., which is assisting us in this matter, toll-free at (800) 322-2885 or insiteproxy@mackenziepartners.com.
About PTV Sciences
PTV Sciences (www.ptvsciences.com), founded in 2003, is a healthcare venture capital and growth equity firm focused on building industry leading companies and investing in extraordinary people. PTV Sciences has a team of 22 investment professionals representing the leading clinicians, scientists, academic institutions, and entrepreneurs. PTV Sciences has offices in Austin and Houston, TX.
Notice
In connection with InSite Vision Incorporated’s upcoming 2008 annual meeting of stockholders (the “Annual Meeting”), on August 18, 2008, Pinto Technology Ventures, L.P. (“PTV”), filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “PTV Proxy Statement”) and related materials for the solicitation of proxies from InSite stockholders for use at the Annual Meeting. PTV, its director nominees and certain of PTV’s affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting. Information regarding PTV, its nominees and such participants is contained in the Schedule 14A and related materials filed by PTV with the SEC. InSite Vision stockholders should read the PTV Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting because they contain important information. These materials are available without charge at the SEC’s website at www.sec.gov.